UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)	Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2013, Crumbs Holdings LLC (“Crumbs”), a non-wholly owned subsidiary of Crumbs Bake Shop, Inc. (the “Company”), and GCD Consultants LLC (“GCD”) replaced their existing consulting agreement (the “Original Agreement”) with a new consulting agreement (the “New Agreement”). The Original Agreement was entered into on January 18, 2012 and contemplated GCD’s provision of the real estate services discussed below during a term that was scheduled to terminate on December 31, 2013. The material changes effected by the New Agreement were limited to an extension of the term to December 31, 2015 (the “New Term”) and a revised fee structure.

Pursuant to the New Agreement, Crumbs has again agreed to engage GCD as its exclusive representative to provide the following services: (i) strategic planning for the placement of retail stores at sites within markets designated by Crumbs; (ii) identification of retail store sites within enclosed shopping centers, life-style centers and street retail districts; (iii) acting as Crumbs’ representative to real estate landlords; (iv) assistance with the negotiation of business terms and conditions for real estate leases; and (v) consultation with Crumbs’ legal counsel in lease negotiations for retail stores.

The New Agreement requires Crumbs to make annual guaranteed payments to GCD in the aggregate amount of $420,000, payable in equal monthly installments. The Original Agreement contemplated annual guaranteed payments of $245,000. The annual guaranteed payments include a monthly retainer fee of $10,000 and the lease execution fees discussed below for the first 12 retail store locations leased by Crumbs in each year during the New Term. Beginning with the 13th retail store opened in each year of the New Term, Crumbs will be obligated to pay an additional lease execution fee of either $25,000 (for locations 13 through 20), $20,000 (for locations 21 through 30), or $15,000 (for locations 31 and above) for each additional retail store location leased by Crumbs during such year, except that any kiosk location leased by Crumbs for a term of five years or less would require a lease execution fee of $20,000.

As in the Original Agreement, the New Agreement provides that:

•	Crumbs will be obligated to pay a lease execution fee if it establishes a company-owned retail location on its own behalf during the New Term without GCD’s involvement;

•	Crumbs will be obligated to pay a lease execution fee if it has approved a retail store location, GCD has fully negotiated all business terms of the lease to Crumbs’ satisfaction, all other terms of the lease have been negotiated to Crumbs’ satisfaction, but Crumbs reverses its decision to lease such location;

•	Crumbs will not be responsible for paying a lease execution fee with respect to any retail store location of which the landlord fails to give Crumbs possession substantially in accordance with the negotiated terms and Crumbs cancels such lease as a result thereof; and

•	Either party may terminate the New Agreement prior to the expiration of the New Term upon 60 days’ written notice to the other party, with such 60-day period to commence on the first day of the month following the month in which the notice was given.

The above is only a summary of the material terms of the New Agreement and is qualified in its entirety by reference to the complete text of the New Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: March 8, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting agreement, effective as of January 1, 2013, between Crumbs Holdings LLC and GCD Consultants LLC (filed herewith)